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                                                                   Exhibit 10.tt


                         LJU-III DEVELOPMENT AGREEMENT
                         -----------------------------

      AGREEMENT made and entered into the 1st day of December, 1995, by and between SCT Development Venture (the "Venture"), a joint venture between LoJack Venture Corporation and Micrologic, Inc., and Micrologic, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts ("Micrologic").

                           W I T N E S S E T H:
                           -------------------

      WHEREAS, the business of Micrologic is to provide design, engineering and manufacturing services for entities seeking to develop and manufacture a product; and

      WHEREAS, the Venture has a concept and design elements and specifications for a new self-contained transponder technology using state of the art technology; and

      WHEREAS, Micrologic and the Venture desire to enter into an agreement by which Micrologic will undertake such engineering and development for the Venture to develop a next generation LoJack Unit (designated LJU-III) based on such technology.

      NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.    DEFINITIONS
      -----------

      1.1 "Cost," as incurred by Micrologic, shall mean hours spent by Micrologic employees directly on the Project at rates in effect on January 1, 1995, and actual out-of-pocket costs, including the cost for subcontractors and materials directly employed on the Project.
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      1.2   "Developed Technology" shall mean the technology resulting from the activities and efforts of Micrologic pursuant to this Agreement.

      1.3 "LoJack Patents" shall mean all United States Letters patent now owned or hereafter acquired by LoJack Venture Corporation or its parent, LoJack Corporation.

      1.4 "Know-how" shall mean confidential information which is not generally known to the public including knowledge, techniques, processes and inventions owned, developed or acquired by and proprietary to the Company, relating to or developed in connection with the LoJack System.

      1.5 "LoJack Improvements" shall mean all Developed Technology which constitutes an improvement in the technology embodied in the LoJack Patents.

      1.6 "New Discoveries" shall refer to all developments, discoveries, improvements, inventions, processes and trade secrets, whether or not tangible, that are conceived, developed or reduced to practice, alone or jointly with others, from the date hereof through termination of this Agreement, which relate in any way to the Project.

      1.7 "Project" shall refer to the further development by Micrologic of the new transponder technology referred to above. Specifically, it shall refer to the development of the LJU-III consistent with the specifications attached as Exhibit A.

II.   RESEARCH AND DEVELOPMENT SERVICES.
      ---------------------------------

      2.1 Micrologic hereby agrees to exercise its best efforts to perform all research and development necessary to complete the Project and to assist the Venture in securing any patent or technology license necessary to enable the Venture, its licensee or assignee, to commercially exploit the work product of the Project. The parties acknowledge that the very

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nature of a research and development program precludes a detailed statement in advance of the work that will be required to complete the Project but the description, attached as Exhibit B, prepared by Micrologic, describes the work to be performed. The parties intend that Micrologic will, under this Agreement, develop new technology that will enable the Venture or LoJack or its designee to produce the LJU-III and other products on or before October l, l996, complete LJU-III testing on or before January l, l997, commence production on or before July l, l997, and will use its best efforts to complete various aspects of the Project on or before such dates.

      2.2   Warranty.  Micrologic will perform the agreed upon services using
            --------
their best efforts and warrants professional workmanship and conduct. However, Micrologic cannot and does not guarantee that any engineering or product development effort provided by Micrologic shall result in a commercially LJU-III product, and does not guarantee the ultimate commercial success of any developed product, or assume any liability in connection with the development, manufacture, distribution, or use of a product, machine, or model thereof. Product documentation resulting from the development project shall conform to the usual and customary standards of Micrologic.

      EXCEPT AS STATED HEREIN, MICROLOGIC DISCLAIMS ALL WARRANTIES, EITHER EXPRESSED, IMPLIED OR STATUTORY, WITH RESPECT TO ANY DEVELOPED PRODUCT, OR ANY DEVELOPMENT OR ENGINEERING SERVICE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY EXPRESS WARRANTY STATED IN THIS AGREEMENT IS IN LIEU OF ALL OBLIGATIONS OR LIABILITIES OF

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MICROLOGIC FOR DAMAGES INCLUDING, BUT NOT LIMITED TO, GENERAL SPECIAL OR
CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE LJU-III PRODUCT OR PRODUCT DOCUMENTATION OR ARISING FROM THE NEGLIGENCE OF MICROLOGIC, ITS EMPLOYEES, OFFICERS, DIRECTORS, OR CONSULTANTS.

      Any warranties extend solely to LoJack and all warranty claims must be made by LoJack and not by customers or other successors or assigns of LoJack.

III.  PAYMENT.
      -------

      The Venture agrees to pay Micrologic on a staged basis for Cost incurred in connection with performance of the attached description of work, with an estimated total development cost of between Six Hundred Seventy-five Thousand Dollars ($675,000) and Eight Hundred Twenty-five Thousand Dollars ($825,000), provided, however, that the total cost of the Project as defined in
--------  -------
Paragraph 1.7 shall not exceed Eight Hundred Twenty-five Thousand Dollars ($825,000) unless specifically authorized in advance by the Venture. The Venture agrees to pay Micrologic for costs incurred prior to the date of this Agreement in accordance with the payment terms set forth herein.

      Micrologic will deliver invoices for services and expenses at the beginning of each calendar month for those services and expenses rendered to the Venture in the prior calendar month. Terms of payment are net thirty (30) days from the date of receipt of the invoice by the Venture.

IV.   LIMITATIONS ON EXPENDITURES.
      ---------------------------

      4.1 Both parties understand that the Venture intends to secure Federal income tax

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treatment pursuant to Internal Revenue Code Section 174 for payments made to
Micrologic under this Agreement. Accordingly, Micrologic agrees to apply all sums received under this Agreement only to qualifying research and experimental expenditures relating to this Project.

      V.    REPORTS AND RECORDS.
            -------------------

      5.1 Micrologic shall provide to the Venture within ten (10) days of the end of each calendar month a report in such reasonable detail as the Venture may require setting forth:

            (a) all of its labor hours by category, material expenses, subcontract, travel, and miscellaneous expenses relating to the Project during such period;

            (b) the work performed by Micrologic during such period pursuant to this Agreement; and

            (c) the status of the Project at the end of the period. The estimated cost to complete.

      5.2 Micrologic shall keep and maintain, in accordance with generally accepted accounting principles and practices, proper and complete books and records of account documenting all costs and expenses.

      5.3   Micrologic immediately shall notify LoJack, in writing if:

            (a) Micrologic determines that it is not feasible or practicable to develop LJU-III consistent with the specifications attached as Exhibit A;

            (b) The cost to complete development of LJU-III will greatly exceed prior estimates; or

            (c) The time required to complete the development of LJU-III shall substantially exceed the guidelines set forth in Section 2.1, above.

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      VI.   OWNERSHIP, DISCLOSURE AND PATENTS.
            ---------------------------------

      6.1 Except as provided in Subsection (c), the Venture shall have full and exclusive right, title and interest in and to:

            (a) all general and specific knowledge, know-how, experience and information developed, acquired or conceived by Micrologic in performing its obligations under this Agreement including, without limitation, design features, processes, schematics, manufacturing procedures, test procedures and parts information; and

            (b) all physical manifestations or embodiments of such knowledge, experience and information, including without limitation all documents and writings and all copies thereof developed or made by Micrologic, and including without limitation, all patent rights, patentable information, patent applications, engineering and manufacturing information, schematics, layout drawings, assembly drawings, printed circuit patterns, specifications, parts lists, inspection procedures, test procedures and engineering prototype models. Micrologic may retain possession of all study models and prototypes constructed by Micrologic.

            (c) LoJack shall own and have all patent and other rights to the LoJack Improvements.

      6.2 Micrologic shall routinely or upon demand disclose in writing to the Venture all developments, discoveries, inventions, improvements and trade secrets, whether or not tangible, that are conceived, developed or reduced to practice alone or jointly with others

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from the date hereof through termination of this Agreement which relate in any way to the Project.  Such matters are herein referred to as the "New
Discoveries."

      6.3 Micrologic agrees to participate in and cooperate in the preparation, filing and prosecution of such United States and foreign patent applications relating to the new Discoveries as the Venture or LoJack shall reasonably request in writing. Except as provided in paragraph 6.1 (c), above, all such applications and patents will be owned exclusively by the Venture. All costs and expenses incurred pursuant to this Paragraph 6.3 shall be borne by the Venture.

      6.4 Micrologic hereby assigns to the Venture all rights to all software developed in connection with the Project and agrees to deliver all instruments or writings reasonably requested and necessary by the Venture to perfect its title to such software.

      6.5 Within thirty (30) days of termination of this Agreement for any reason, Micrologic will deliver to the Venture all property owned by the Venture held by or under the control of Micrologic relating to the Project.

      VII.  CONFIDENTIALITY.
            ---------------

      7.1 Micrologic agrees to keep confidential and all new discoveries and all information relating thereto, and not to disclose the same to any third party whatsoever and to use the same only for the purpose of performing its obligations under this Agreement and for no purpose whatsoever following the termination of this Agreement.

      7.2 Not later than thirty (30) days after the termination of this Agreement, provided that the Venture is not in default of any of its obligations, Micrologic shall deliver to the Venture or its designee property:

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            (a)   furnished to Micrologic by the Venture, or

            (b)   developed or made by Micrologic pursuant to this Agreement, or

            (c)   which embodies or reflects the New Discoveries.

      Such property shall include, without limitation, all property in which the Venture or LoJack has ownership rights pursuant to Section 6.1 above. In the case of any such documents other than items created by Micrologic as a result of information furnished to Micrologic by the Venture, Micrologic shall deliver a certificate certifying that all such documents or items or all copies thereof have been destroyed.

      7.3 The provisions of this Article VII shall survive the termination of this Agreement.

      7.4 Micrologic agrees that remedies at law may be inadequate to protect against breach of this Article VII, and Micrologic hereby consents to the granting of injunctive relief, whether temporary, preliminary or final, in favor of the Venture without proof of actual damages.

      VIII. TECHNICAL ASSISTANCE.
            --------------------

      Micrologic agrees to make available to the Venture or its designee, at reasonable times and places and on reasonable notice the services of technical personnel to consult with, instruct and assist the Venture or its designee in technical matters relating to the New Discoveries in particular and the LoJack System in general, at the Venture's expense. The cost for this work is not included in previous figures of Section III and shall be billed separately.

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      IX.   TERMINATION.
            -----------

      This Agreement (other than Articles VI and VII) will terminate upon the earliest of:

            (a)   completion of the Project;

            (b)   thirty (30) days written notice by either party; or

            (c) the institution of voluntary or involuntary proceedings by or against either party in bankruptcy or under any solvency law, or corporate reorganization, the appointment of a receiver, or petition for the dissolution of such party or an assignment by such party for the benefit of creditors.

      X.    MISCELLANEOUS.
            -------------

      10.1 This Agreement sets forth and constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by and instrument in writing signed by duly authorized officers of both parties hereto.

      10.2 If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

      10.3 This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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      10.4  No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

      10.5 Headings contained in this Agreement are included for convenience only and form no part of the Agreement or understanding between the parties.

      10.6 Notices required and permitted hereunder shall be in writing and shall be delivered in person or sent by registered certified mail, postage prepaid, addressed as follows:

            to the Venture:

            LoJack Venture Corporation
            Norfolk Place
            333 Elm Street
            Dedham, MA  02026

            Attention:  C. Michael Daley, President

            to Micrologic:

            Micrologic, Inc.
            78 Fourth Avenue
            Waltham, MA  02154

            Attention:  Sheldon Apsell, President

      10.7 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one in the same document.

      10.8 Neither this Agreement nor any right or obligation arising hereunder may be assigned, in whole or in part, by either party without the prior written consent of the other

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party; provided, however, that the Venture may contract with others in furtherance of the research and development to be undertaken pursuant to this Agreement.

      This Agreement shall be binding upon any assignor and, subject to the restrictions on assignment herein set forth, shall inure to the benefit of the successors and assigns of each of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ATTEST:                             LoJack Venture Corporation


                                    By:  /s/ Joseph F. Abely
--------------------------               -----------------------------
ATTEST:                             MICROLOGIC, INC.


                                    By:  /s/ Sheldon Apsell
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